SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 1, 2004

1ST CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification No.)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant’s Certifying Accountant.

        On April 1, 2004, the Audit Committee of the Board of Directors of 1st Constitution Bancorp (the “Company”) terminated KPMG LLP (“KPMG”) as the Company’s independent public accountant and engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent public accountant for the fiscal year 2004.

        KPMG’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2003 and 2002, and through the date hereof, there were (i) no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years, and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided KPMG with a copy of the foregoing disclosure. Attached as Exhibit 16.1 is a copy of KPMG’s letter, dated April 5, 2004.

        During the years ended December 31, 2003 and 2002 and through the date hereof, the Company did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated April 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2004	1ST CONSTITUTION BANCORP By: JOSEPH M. REARDON —————————————— Name: Joseph M. Reardon Title: Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated April 5, 2004.